UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):      August  8, 2006

BALLY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-4281	88-0104066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd.
Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (702) 584-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.                                          Non-Reliance on Previously Issued Financial Statements.

On August 8, 2006 the Audit Committee of the Board of Directors of Bally Technologies, Inc. (the “Company”) concluded that the previously issued financial statements of the Company for the fiscal years ended June 30, 2003, 2004 and 2005 and the related auditor’s report thereon, and the unaudited quarterly financial information previously reported for the years ended June 30, 2004 and 2005 should no longer be relied upon and will require restatement.  The Audit Committee reached this conclusion after consultations with the Company’s management.

The restatement is required primarily as a result of a misapplication of the Company’s revenue recognition policies to certain transactions.  The restatement primarily will have the effect of deferring revenue and earnings to later periods than previously reported.

The Audit Committee has discussed the matters set forth above with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

99.1         Press release issued by the Company, dated August 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BALLY TECHNOLOGIES, INC.

By:	/s/ Robert C. Caller
Robert C. Caller
Chief Financial Officer and Executive Vice President and Treasurer

Dated:	August 14, 2006